STRATA SKIN SCIENCES, INC.
100 Lakeside Drive, Suite 100
 Horsham, Pennsylvania 19044

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March 29, 2017

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of STRATA Skin Sciences, Inc., a Delaware corporation (the "Company"). The meeting will be held at the offices of the Company, 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044 on Wednesday, March 29, 2017 at 9:30 a.m. local time, for the following purposes:

1.
To consider and vote upon a proposal to amend the Company's Fifth Amended and Restated Certificate of Incorporation to effect a reverse stock split of its common stock, par value $0.001 per share, at a specific ratio within a range from 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split; and

2.	To consider and vote upon a proposal to approve the adjournment of the Special Meeting to solicit additional proxies to vote in favor of Proposal No. 1.
3.	To conduct any other business properly brought before the meeting.
The record date for the Special Meeting is February 7, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
                                                                                                        /s/ Frank J. McCaney
                                                                                                        Frank J. McCaney
President and Chief Executive Officer

February 17, 2017

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 29, 2017. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT FEBRUARY 17, 2017. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD;

•	BY INTERNET OR TELEPHONE; OR

•	ATTEND THE COMPANY'S SPECIAL MEETING OF STOCKHOLDERS AND VOTE.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 29, 2017 — AND THE PROXY STATEMENT ARE AVAILABLE AT HTTP://WWW.EDOCUMENTVIEW.COM/STRATA.

STRATA SKIN SCIENCES, INC.
100 Lakeside Drive, Suite 100
 Horsham, Pennsylvania 19044

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 29, 2017

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of STRATA Skin Sciences, Inc. ("we", "us", "our", or "the Company") is soliciting your proxy to vote at the Company's Special Meeting of Stockholders to be held on March 29, 2017 (the "Special Meeting"). You are invited to attend the Special Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.
The Company intends to mail this Proxy Statement on or about February 17, 2017 to all stockholders of record entitled to vote at the Special Meeting. Each share of common stock outstanding on the record date will be entitled to one vote.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on February 7, 2017 will be entitled to vote at the Special Meeting. On this record date, there were 10,884,490 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on February 7, 2017 your shares were registered directly in your name with the Company's transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on February 7, 2017 your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:

•
Approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation effecting a reverse stock split of our common stock, par value $0.001 per share, at a specific ratio within a range from 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split (the "Reverse Stock Split Proposal"); and

•	Approval of a proposal to adjourn the Special Meeting to solicit additional proxies to vote in favor of the Reverse Stock Split Proposal (the "Adjournment Proposal").

How do I vote?
You may vote "For," "Against," or "Abstain" on the Reverse Stock Split Proposal and the Adjournment Proposal.  Procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Special Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see "Voting Via the Internet or by Telephone" below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to reach us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
Voting Via the Internet or By Telephone
Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
For Shares Registered in Your Name
Stockholders of record may go to www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-690-6903 and following the operator's instructions.
For Shares Registered in the Name of a Broker or Bank
Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.
General Information for All Shares Voted Via the Internet or By Telephone
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on March 28, 2017. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock of the Company you own as of February 7, 2017.

What if I return a proxy card but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on the matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."  The Reverse Stock Split is considered a "routine matter," upon which brokers, banks and other agents will have discretionary voting power.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, we will bear the cost of proxies solicited by the Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services, and by Okapi Partners, a professional proxy solicitation firm, who we have retained to aid in the solicitation of proxies. We will pay Okapi Partners a fee of $8,000 plus expenses for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	You may issue a proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Company's Secretary at 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044.

•	You may vote by telephone or via the Internet.

•	You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately tabulate votes "For," "Against" and abstentions and broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to the Reverse Stock Split Proposal and the Adjournment Proposal, which are "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve the proposal?

•
The approval of the Reverse Stock Split Proposal to approve an amendment to our Fifth Amended and Restated Certificate of Incorporation effecting a reverse stock split of our common stock, par value $0.001 per share, at a specific ratio within a range from 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split, subject to the Board of Directors' authority to abandon such amendment, must receive a "For" vote from a majority of the outstanding shares of common stock to be approved. Abstentions and any broker non-votes will have the same effect as an "Against" vote.

•
The approval of the Adjournment Proposal to approve the adjournment of the Special Meeting to solicit additional proxies to vote in favor of Proposal No. 1 must receive a "For" vote from the majority of shareholders present and entitled to vote either in person or by proxy to be approved.  Abstentions will have the same effect as an "Against" vote.  Any broker non-voters will have no effect on the outcome of the vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 10,859,490 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or via the Internet. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K filed by the Company within four business days of the Special Meeting.
How can I obtain additional copies?
For additional copies of this Proxy Statement and the enclosed proxy card, you should contact our corporate office at STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary, telephone (215) 619-3200.

BACKGROUND – THE COMPANY
The Company is a medical technology company dedicated to developing and commercializing innovative products for the diagnosis and treatment of serious dermatological disorders. In June 2015 the Company completed the acquisition of the XTRAC® Excimer Laser and the VTRAC® excimer lamp businesses from PhotoMedex, Inc. The XTRAC and VTRAC products are devices cleared by the U.S. Food and Drug Administration, or FDA, for the treatment of psoriasis, vitiligo and other skin disorders. The purchase price was $42.5 million plus the assumption of certain business-related liabilities.
The XTRAC is an ultraviolet light excimer laser system utilized to treat psoriasis, vitiligo and other skin diseases. The XTRAC received FDA clearance in 2000 and has since become a recognized treatment for psoriasis, vitiligo and other skin diseases. The system delivers targeted 308um ultraviolet light to affected areas of skin, leading to psoriasis clearing and vitiligo repigmentation, following a series of treatments. The XTRAC systems employed under the recurring revenue model generate revenue on a per procedure basis. The per-procedure charge is inclusive of the use of the system and the services provided by the Company to the customer, which includes system maintenance, reimbursement support service and participation in the direct to patient marketing programs employed by the Company. The XTRAC system's use for psoriasis is covered by nearly all major insurance companies, including Medicare. The VTRAC Excimer Lamp system, offered in addition to the XTRAC system internationally, provides targeted therapeutic efficacy demonstrated by excimer technology with the simplicity of design and reliability of a lamp system. There are approximately 7.5 million people in the United States and up to 125 million people worldwide suffering from psoriasis, and 1% to 2% of the world's population suffers from vitiligo.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT OF THE COMPANY'S FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
OF COMMON STOCK AT A SPECIFIC RATIO WITHIN A RANGE FROM 1-FOR-2 TO 1-FOR-10

General

The Board of Directors is proposing for stockholder approval an amendment to the Company's Fifth Amended and Restated Certificate of Incorporation (the "Charter"), authorizing a reverse stock split of the issued and outstanding shares of our common stock, in the event implementation of the reverse stock split would become necessary in order to regain compliance with the NASDAQ minimum bid price requirement (see below), at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by our Board of Directors, subject to the Board of Directors' authority to abandon such amendment (collectively, the "Reverse Stock Split"). The Board of Directors approved this amendment, subject to stockholder approval, and directed that this amendment be submitted to a vote of the Company's stockholders at a Special Meeting. If approved by the stockholders, consummation of the Reverse Stock Split is subject to further discretion by the Board of Directors as to whether to implement the Reverse Stock Split and the Board of Directors will have the sole authority to elect whether or not to amend our Charter to effect the Reverse Stock Split and, if implemented, to determine the ratio of the reverse stock split within the range authorized by the stockholders.  The proposed amendment will not increase or otherwise affect the Company's authorized shares of preferred stock.
If approved by our stockholders, and if implemented by the Board of Directors, the Reverse Stock Split will become effective at the time specified in the amendment to our Charter which would be filed with the Secretary of State of the State of Delaware. The exact ratio of the reverse stock split within the 1:2 to 1:10 range would be determined in the Board's discretion and publicly announced by the Company. Given the market price of our common stock as of the date of this Proxy Statement, our Board of Directors currently expects that it will implement the Reverse Stock Split (assuming stockholder authorization is obtained) in the event implementation of the Reverse Stock Split would become necessary in order to regain compliance with the NASDAQ minimum bid price.
Reasons for the Reverse Stock Split

Our common stock is currently listed on the NASDAQ Capital Market (symbol: STRATA) and, as a result, the Company is subject to the rules of the NASDAQ Stock Market (the "NASDAQ Rules"). Under the NASDAQ Rules, if the bid price of our common stock is less than the minimum of $1.00 per share for a 30-consecutive business day period, the NASDAQ Stock Market will provide notice to us of this deficiency as set forth in NASDAQ Listing Rule 5550(a)(2). In such event we would be provided with a period of 180 calendar days to regain compliance, subject to an additional period of 180 days if we are eligible for such extension. In order for our common stock to continue to be quoted on the NASDAQ Capital Market, we would be required to regain compliance with the $1.00 minimum bid price requirement for a minimum of 10 consecutive trading days. If after the completion of the cure periods, we have not regained compliance with the NASDAQ Listing Rule, the NASDAQ Stock Market could delist our common stock from continued quotation on the NASDAQ Capital Market.
On April 27, 2016, the Company received written notification (the "Notice") from NASDAQ that the closing bid price of its common stock had been below the minimum $1.00 per share for the previous 30 consecutive business days, and that the Company is therefore not in compliance with the requirements for continued listing on the NASDAQ Capital

Market under NASDAQ Listing Rule 5550(a)(2). The Notice provided the Company with an initial period of 180 calendar days, or until October 24, 2016, to regain compliance with the listing rules.

The Company did not regain compliance during the cure period.
On October 25, 2016 the Company was notified by NASDAQ that NASDAQ had granted an extension of the deadline to April 24, 2017 to demonstrate compliance with NASDAQ's continued listing requirements.
Our Board of Directors currently believes that maintaining the listing of our common stock on the NASDAQ Capital Market is in the best interests of the Company and our stockholders. If our common stock were delisted from the NASDAQ Capital Market, our Board of Directors believes that the liquidity in the trading market for our common stock could be significantly decreased, which could reduce the trading price. If the Reverse Stock Split is approved by our stockholders and implemented by our Board of Directors, we expect, if the situation were to arise, that we would be able to satisfy the $1.00 per share minimum bid price requirement for continued listing by implementing the Reverse Stock Split. However, despite the approval of the Reverse Stock Split by our stockholders and the implementation by our Board of Directors, there is no assurance that the Reverse Stock Split will result in our continuing to meet the $1.00 minimum bid price requirement and our common stock could be delisted from the NASDAQ Capital Market due to our failure to comply with one or more of the NASDAQ Rules.
In addition, the reverse stock split is intended to expand our audience of potential investors, both institutional and retail, by increasing the per share stock price. There are two main factors to consider.
 The first factor is that some institutional investors have internal policies preventing the purchase of low-priced stocks. Similarly, non-solicitation rules at most broker-dealers prevent financial advisors or brokers within those firms from soliciting orders in low-priced stocks. In both cases, five dollars is a price level that is commonly set as the minimum price requirement for such institutions or broker-dealers to purchase a common stock.
The second factor is investor psychology related to low-priced stocks or "penny stocks." While there may not be a specific price that defines a low-priced or penny stock, we have been repeatedly advised that stocks priced below five or even ten dollars are viewed with hesitation by many institutions and retail investors and their advisors. Price is frequently used as a proxy for "quality" and low-priced stocks are considered to potentially be of lower investing quality and/or less desirable relative to a company's peers with higher share prices.
We believe that the institutional and retail investors who are unable to or choose not to invest in us because of our share price and share structure are investors who are more fundamentally oriented and have a longer term investment horizon. We believe that a higher share price and lower share count will increase the perceived quality and appeal of our shares for investment purposes and will significantly expand our audience of potential investors in general and increase our shareholder base of investors with longer term investment horizons specifically.  In accomplishing this goal, we may also reduce share price volatility.
We therefore believe that implementing a reverse split will improve the strength and quality of our stockholder base and enhance our potential to appeal to investors with long term investment time horizons that mirror the long-term vision our management has for building shareholder value.
In evaluating the reverse stock split, our Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our Board of Directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that by increasing the per share market price of our common stock as a result of the reverse stock split, we may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders.

Possibility that the Reverse Stock Split Will Fail to Achieve the Desired Effects

Stockholders should note that the effect of the Reverse Stock Split upon the market price for our common stock cannot be accurately predicted. In particular, there can be no assurances that our common stock will trade at a price proportionate to the ratio at which a Reverse Stock Split is implemented, or that our common stock will remain at any given price following implementation of a Reverse Stock Split. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.
Principal Effects of the Reverse Stock Split

Effect on Existing Shares of Common Stock

The proposed Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share or to the extent of any preservation of round lots, each as described below. The number of stockholders of record will not be affected by the Reverse Stock Split.
Effect on Existing Shares of Preferred Stock

The number of shares of our Series B Convertible Preferred Stock ("Series B Preferred Stock") outstanding will not be affected by the Reverse Stock Split. However, the conversion price of each outstanding share of Series B Preferred Stock (and, as a consequence, the number of shares of common stock into which each share of each outstanding share of Series B Preferred Stock is convertible) would be adjusted proportionately as a result of the Reverse Stock Split.
Effect on Options, Warrants and Shares Reserved for Issuance under Compensation Plans

All outstanding options and warrants to purchase shares of our common stock and debentures convertible into shares of our common stock would be adjusted proportionately as a result of the Reverse Stock Split. In addition, the maximum number of shares available for grant under our 2016 Stock Incentive Plan would be adjusted proportionately as a result of the Reverse Stock Split.
Effect on Authorized but Unissued Shares of Common Stock

If the Board of Directors determines to implement the Reverse Stock Split, the number of our authorized shares of common stock will remain the same at 150,000,000 shares.
Anti-takeover Considerations

Because the total number of authorized shares of common stock is not being reduced in an amount proportionate to the Reverse Stock Split, the ability of the Board of Directors to issue authorized and unissued shares without further stockholder action will be significantly increased. However, other than as described in this Proxy Statement, we currently have no plans, arrangements or understandings to issue these additional authorized shares. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.
The additional shares of common stock that would become available for issuance if the Reverse Stock Split is implemented could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock or preferred stock, including preferred stock convertible into shares of common stock, in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors.

Effective Date

The Board of Directors, in its discretion, may elect to implement the Reverse Stock Split within the range of the stated ratios after receipt of stockholder approval at such time it deems appropriate; alternatively, the Board of Directors may determine in its discretion not to proceed with the Reverse Stock Split. The Reverse Stock Split would become effective on the date of filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware and completion of any other related regulatory requirements. We expect the Board of Directors to implement the Reverse Stock Split before April 24, 2017.  On the effective date as specified in the Certificate of Amendment, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio contained in the Certificate of Amendment. If the Board of Directors does not implement the Reverse Stock Split by December 31, 2017, stockholder approval would be required again prior to the implementation of any reverse stock split as contemplated by Proposal No. 1.
Round Lots

The Board of Directors has authorized the Company's officers to limit the application of the Reverse Stock Split to certain stockholders so as to preserve the number of round lots, as such officers determine in their discretion.
Fractional Shares

No fractional shares of our common stock will be issued as a result of the Reverse Stock Split. In lieu of issuing fractional shares, we will round fractions up to the nearest whole share.
Implementation and Exchange of Stock Certificates

As of the effective date of the Reverse Stock Split, if implemented by the Board of Directors, each certificate representing shares of the Company's common stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Company's common stock resulting from the Reverse Stock Split.
Our transfer agent, American Stock Transfer & Trust Company, LLC, will be available to implement the exchange of stock certificates. After the effective date, stockholders will be notified of the effectiveness of the Reverse Stock Split. Stockholders of record will receive a letter requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to exchange their shares. No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent. Until surrendered, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares based on the ratio of the Reverse Stock Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter from the transfer agent.
Dissenters' Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment to our Charter to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.
Interests of Certain Persons in the Proposal

Certain of the Company's executive officers and directors have an interest in this proposal as a result of their ownership of shares of the Company's common stock. However, we do not believe that our executive officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Material U.S. Federal Income Tax Considerations

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN. YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE REVERSE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

The following discussion sets forth the anticipated material U.S. federal income tax consequences, if any, that management believes will apply to the Company and its stockholders who are U.S. holders at the effective time of the Reverse Stock Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a U.S. holder is a stockholder that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.
The following discussion is not binding on the Internal Revenue Service. The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. Each holder of shares of the Company's common stock is strongly urged to consult his, her or its tax advisor as to the specific tax consequences to such holder of the Reverse Stock Split, including the applicability and effect of federal, state, local and foreign income and other tax laws in light of such holder's particular circumstances.
No gain or loss should generally be recognized by a stockholder upon his, her or its exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received by a stockholder (including any fraction of a new share deemed to have been received) should be the same as such stockholder's aggregate tax basis in the pre-Reverse Stock Split shares exchanged therefor. A stockholder's holding period for the post-Reverse Stock Split shares should include the period during which the stockholder held the pre-Reverse Stock Split shares surrendered in the Reverse Stock Split.
The Company should not recognize any gain or loss as a result of the Reverse Stock Split.
Vote Required. The affirmative vote of the holders of a majority of the Company's outstanding shares of common stock is required to approve this proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS
 A VOTE "FOR" PROPOSAL NO. 1.

PROPOSAL NO. 2

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING,
IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES FOR PROPOSAL NO. 1.

We are asking our stockholders to vote on a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies for Proposal No. 1.

As discussed above, our Board of Directors recommends a vote "For" the Reverse Stock Split Proposal under Proposal No. 1. In order to implement the reverse stock split, we are required under Delaware law to obtain the affirmative vote of a majority of all shares of common stock outstanding for Proposal No. 1. While we hope to have a majority of all shares of common stock outstanding vote "For" the Reverse Stock Split Proposal under Proposal No. 1, it is possible we will not have sufficient votes to do so. If we do not have sufficient votes for Proposal No. 1 to pass, we could solicit and obtain additional votes and promptly reconvene the Special Meeting.

Vote Required. The affirmative vote of a majority of our shares of common stock present, whether in person or represented by proxy, and entitled to vote at the Special Meeting is required to approve this Adjournment Proposal No. 2. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS
 A VOTE "FOR" PROPOSAL NO. 2.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or direct your written request to: STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
                                                                                                        /s/ Frank J. McCaney
Frank J. McCaney
President and Chief Executive Officer
February 17, 2017

11

STRATA SKIN SCIENCES INC
100 LAKESIDE DRIVE
HORSHAM, PA 1044

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000308849_1 R1.0.1.15

1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com.

STRATA SKIN SCIENCES INC
Special Meeting of Stockholders
March 29, 2017 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank McCaney, Christina Allgeier and Jay Sturm, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STRATA SKIN SCIENCES INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholder(s) to be held at 9:30 a.m., local time on March 29, 2017, at the Company's offices, 100 Lakeside Drive, Horsham, PA 19044 and any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

0000308849_2 R1.0.1.15

2